EX-99 B. 10.(iii)


                                [SAB Letterhead]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm in the Statement of Additional Information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts to be issued through the First MetLife Investors Variable Annuity Account One (File No. 333-96777). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By:    /s/ W. Thomas Conner
                                         -------------------------------
                                             W. Thomas Conner


October 10, 2002